UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 1, 2006

EQUITABLE RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 1, 2006, Equitable Resources, Inc. (the “Company”) executed a definitive agreement (the “Purchase Agreement”) to acquire the capital stock of each of The Peoples Natural Gas Company (“Peoples”) and Hope Gas, Inc. (“Hope”) from Consolidated Natural Gas Company, a wholly-owned subsidiary of Dominion Resources, Inc. (“CNG”), for approximately $970 million, subject to certain closing and post-closing adjustments.

The closing of the transaction is subject to various customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvement Act and receipt of the approval of the Pennsylvania Public Utility Commission and the West Virginia Public Service Commission.  The Company expects to receive the required approvals by the end of 2006.

The Company and CNG have made customary representations, warranties and covenants in the Purchase Agreement.  The representations, warranties and covenants made by the Company and CNG in the Purchase Agreement are qualified including, among other things, by information in disclosure schedules that the parties delivered to one another in connection with the execution of the Purchase Agreement.  Representations and warranties may be used as a tool to allocate risks between the parties to the Purchase Agreement, including where the parties do not have complete knowledge of all facts.  As a consequence, investors and others should not rely on the representations, warranties or covenants as characterizations of the actual state of facts or condition of the Company, Peoples, Hope or CNG.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

2.1                   Stock Purchase Agreement dated as of March 1, 2006 by and between Equitable Resources, Inc. and Consolidated Natural Gas Company.  Schedules (or similar attachments) to the Stock Purchase Agreement are not filed.  The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

99.1                 Press release issued by Equitable Resources, Inc. dated March 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By:	/s/ Philip P. Conti
Philip P. Conti
Vice President and Chief Financial
Officer

Date: March 3, 2006

EXHIBIT INDEX

Exhibit No.	Document Description

2.1

Stock Purchase Agreement dated as of March 1, 2006 by and between Equitable Resources, Inc. and Consolidated Natural Gas Company. Schedules (or similar attachments) to the Stock Purchase Agreement are not filed. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

99.1	Press release issued by Equitable Resources, Inc. dated March 2, 2006.